As filed with the Securities and Exchange Commission on July 27, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Address of Principal Executive Offices)(Zip Code)

_______________________________________________________

Restricted Stock Unit Agreements (for Stand-Alone 2012 Inducement Grants)
Amended and Restated 1999 Employee Stock Purchase Plan
(Full titles of the plans)

_______________________________________________________

Deanna H. Lund
Executive Vice President and Chief Financial Officer
Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Name and address of agent for service)

(858) 812-7300

(Telephone number, including area code, of agent for service)

_______________________________________________________

Copy to:

Deyan Spiridonov, Esq.
Teri O’Brien, Esq.
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, California  92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share (3)	2,000,000	$5.40	(5)	$10,800,000.00	$1,237.68
Common Stock, par value $0.001 per share (4)	900,000	$5.40	(5)	$4,860,000.00	$556.96

(1)
Each share of common stock, par value $0.001 per share (“Common Stock”), of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Registrant”), includes a right to purchase one one-hundredth of a share of Series C Preferred Stock of the Registrant, par value $0.001 per share (each a “Purchase Right”), under certain circumstances.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)
The number of shares of Common Stock to be registered pursuant hereto represents the number of shares that may be issued upon the vesting of restricted stock units granted as inducement awards under Rule 5635(c)(4) of the Nasdaq Listing Rules to certain new employees pursuant to the Restricted Stock Unit Agreements, dated as of July 2, 2012 (the “Inducement RSU Awards”), by and between such new employees and the Registrant.

(4)
 Represents 900,000 additional shares of Common Stock available for future issuance under the Registrant’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”).  70,000 shares available for issuance under the ESPP were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 5, 1999 (Registration No. 333-90455).  An additional 80,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on October 17, 2001 (Registration No. 333-71702).  An additional 135,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on June 28, 2004 (Registration No. 333-116903).  An additional 150,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on November 12, 2008 (333-155317).  An additional 625,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on June 28, 2010 (333-167839). An additional 250,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed with the Commission on October 25, 2011 (333-177494). Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP.

(5)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on July 24, 2012, as reported on the NASDAQ Global Select Market.

INTRODUCTORY NOTES

On July 2, 2012, the Registrant completed the acquisition of Composite Engineering, Inc., a California corporation (“CEI”), pursuant to the terms of a Stock Purchase Agreement, by and among the Registrant, CEI, the shareholders of CEI, and Amy Fournier, as shareholder representative, dated May 8, 2012 (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, shares of the Registrant’s Common Stock may be delivered under Restricted Stock Unit Agreements entered into with certain employees of CEI as a material inducement to accept employment with the Registrant or one of its subsidiaries (the “Inducement Shares”).  This Registration Statement on Form S-8 (the “Registration Statement”) is filed with respect to the Inducement Shares to register an aggregate of 2,000,000 shares of Common Stock that may be issued upon the vesting of the Inducement RSU Awards.

On May 23, 2012, the Registrant held its annual meeting of stockholders, at which the Registrant’s stockholders approved an amendment to the ESPP which increased the aggregate number of shares that may be issued under the ESPP by 900,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)           The Registrant’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s fiscal year ended December 25, 2011 filed with the Commission on March 7, 2012;

(b)           The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 25, 2012 filed with the Commission on May 3, 2012;

(c)           The Registrant’s Current Reports on Form 8-K filed with the Commission on March 7, 2012, May 3, 2012, May 8, 2012, May 9, 2012, May 15, 2012, May 25, 2012, July 3, 2012, and July 27, 2012.

(d)           The (i) audited consolidated financial statements for Integral Systems, Inc. as of September 24, 2010 and September 25, 2009 and for each of the fiscal years ended September 24, 2010, September 25, 2009, and September 30, 2008 and related notes to the consolidated financial statements, attached as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K/A, filed with the Commission on October 11, 2011, and (ii) unaudited financial information for Integral Systems, Inc. as of July 1, 2011 and for each of the three and nine month periods ended July 1, 2011 and June 25, 2010 and related notes to the consolidated financial statements, attached as Exhibit 99.5 to the Registrant’s Registration Statement on Form S-4 (File No. 333-177493), filed with the Commission on October 25, 2011;

(e)          The (i) audited historical financial information for Composite Engineering, Inc. for the fiscal years ended December 26, 2009, January 1, 2011 and December 31, 2011, including notes and the auditor’s reports related thereto, attached as Exhibit 99.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 8, 2012, and (ii) unaudited historical financial information for Composite Engineering, Inc. for the three months ended March 31, 2012 and March 31, 2011 and related notes thereto, attached as Exhibit 99.4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 8, 2012;

(f)          The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description; and

(g)          The description of the Purchase Rights for the Registrant’s Series C Preferred Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on December 17, 2004, including any subsequent amendment or report filed for the purpose of amending such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  The Registrant’s second amended and restated bylaws provide for indemnification of its directors, officers, employees and agents to the maximum extent permitted by the Delaware General Corporation Law.  The Registrant’s amended and restated certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law.  The Registrant has entered into indemnification agreements with its officers and directors and it maintains directors and officers liability insurance.

Item 7.        Exemption From Registration Claimed.

Not applicable.

Item 8.        Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company; Meritech Capital Partners II L.P.; Meritech Capital Affiliates II L.P.; MCB Entrepreneur Partners II L.P.; Oak Investment Partners X, Limited Partnership; Oak X Affiliates Fund, Limited Partnership; Oak Investment Partners IX, L.P; Oak Affiliates Fund, L.P; Oak IX Affiliates Fund-A, L.P; and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock.	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

4.9	Rights Agreement, dated as of December 16, 2004, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1

4.10	Amendment to Rights Agreement, dated as of May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	5/15/12	4.1

4.11	Amended and Restated 1999 Employee Stock Purchase Plan.	S-1	08/18/99	10.5

4.12	Form of Restricted Stock Unit Agreement.				X

5.1	Opinion of Paul Hastings LLP.				X

23.1	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

23.3	Consent of Independent Registered Public Accounting Firm, KPMG LLP.				X

23.4	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.				X

23.5	Consent of Independent Auditors, Moss Adams LLP.				X

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).				X

Item 9.        Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of July, 2012.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric M. DeMarco
Eric M. DeMarco
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Eric M. DeMarco and Deborah Butera his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric M. DeMarco	President, Chief Executive Officer and Director	July 27, 2012
Eric M. DeMarco	(Principal Executive Officer)

/s/ Deanna H. Lund	Executive Vice President and Chief Financial Officer	July 27, 2012
Deanna H. Lund	(Principal Financial Officer)

/s/ Laura L. Siegal	Vice President and Corporate Controller	July 27, 2012
Laura L. Siegal	(Principal Accounting Officer)

/s/ Scott I. Anderson	Director	July 27, 2012
Scott I. Anderson

/s/ Bandel L. Carano	Director	July 27, 2012
Bandel L. Carano

/s/ William A. Hoglund	Director	July 27, 2012
William A. Hoglund

/s/ Scot B. Jarvis	Director	July 27, 2012
Scot B. Jarvis

/s/ Jane E. Judd	Director	July 27, 2012
Jane E. Judd

/s/ Samuel N. Liberatore	Director	July 27, 2012
Samuel N. Liberatore

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	10-Q	09/30/01	4.1

4.2	Certificate of Ownership and Merger of Kratos Defense & Security Solutions, Inc. into Wireless Facilities, Inc.	8-K	09/12/07	3.1

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions.	10-Q	09/27/09	3.1

4.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock.	10-Q	09/30/01	4.2

4.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (included as Exhibit A to the Preferred Stock Purchase Agreement dated as of May 16, 2002 among the Company; Meritech Capital Partners II L.P.; Meritech Capital Affiliates II L.P.; MCB Entrepreneur Partners II L.P.; Oak Investment Partners X, Limited Partnership; Oak X Affiliates Fund, Limited Partnership; Oak Investment Partners IX, L.P; Oak Affiliates Fund, L.P; Oak IX Affiliates Fund-A, L.P; and the KLS Trust dated July 14, 1999).	8-K/A	06/05/02	4.1

4.6	Certificate of Designation of Series C Preferred Stock.	8-K	12/17/04	3.1

4.7	Second Amended and Restated Bylaws.	8-K	03/15/11	3.1

4.8	Specimen Common Stock Certificate.	10-K	03/02/11	4.1

4.9	Rights Agreement, dated as of December 16, 2004, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	12/17/04	4.1

4.10	Amendment to Rights Agreement, dated as of May 14, 2012, between Kratos Defense & Security Solutions, Inc. and Wells Fargo, N.A.	8-K	5/15/12	4.1

4.11	Amended and Restated 1999 Employee Stock Purchase Plan.	S-1	08/18/99	10.5

4.12	Form of Restricted Stock Unit Agreement.				X

5.1	Opinion of Paul Hastings LLP.				X

23.1	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP.				X

23.3	Consent of Independent Registered Public Accounting Firm, KPMG LLP.				X

23.4	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.				X

23.5	Consent of Independent Auditors, Moss Adams LLP.				X

24.1	Power of Attorney (contained on the signature pages of this Registration Statement).				X

Exhibit 4.12
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
2012 INDUCEMENT GRANT

____________________________

Notice of Grant of Restricted Stock Units

and Restricted Stock Unit Award Agreement

____________________________

You are hereby awarded Restricted Stock Units (“RSUs”), subject to the terms and conditions set forth in this Restricted Share Unit Award Agreement (the “Award Agreement” or “Award”) and in your employment agreement with Kratos Defense & Security Solutions, Inc., attached hereto as Exhibit A (your “Employment Agreement”).

This Award Agreement, though not made pursuant to the Kratos Defense & Security Solutions, Inc. 2011 Equity Incentive Plan (the “Plan”), attached hereto as Exhibit B, hereby incorporates all of the Plan’s provisions as though fully set forth in this Award Agreement, except for Plan Sections 2, 5 through 7, 9 through 10 and 14.4.  Terms capitalized in this Award Agreement have the meaning defined in the Plan and in Exhibit A (or in this Award Agreement, if defined herein).

This Award is conditioned on your execution of this Award Agreement within twenty days after the Grant Date specified in Section 1 below.  By executing this Award Agreement, you are irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of this Award Agreement (including all integrated Plan provisions, and all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan regarding those integrated Plan provisions) and your Employment Agreement, subject to the provisions set forth below. In the event of a conflict between the provisions of this Award Agreement and those Plan provisions incorporated herein, the provisions of the Plan incorporated herein shall control.  As a result, you should not execute this Award Agreement until you have (i) carefully considered the terms and conditions of the Plan and this Award (including all of the attached Exhibits), and (ii) consulted with your personal legal and tax advisors about all of these documents.

1.	Grant Terms. Your RSUs have the following terms:

Name of Participant
Number of Shares Subject to Award
Purchase Price per Share (if applicable)	Not applicable
Grant Date
Vesting Date	Subject to the forfeiture and accelerated vesting provisions below, your Award will vest 100% of the number of Restricted Stock Units designated above on the fourth anniversary of the Grant Date.
Accelerated Vesting	You will become 100% vested in this Award upon the first to occur of (i) the Vesting Date defined above; or (ii) your termination without Cause (as that term is defined in Exhibit A).
Forfeiture
You will forfeit your Restricted Stock Units and shall not vest in this Award if any of the following occurs before your Vesting Date: (i) your Continuous Service ends; (ii) you are terminated for Cause; or (iii) you die.

2.	Company’s Obligation. Each RSU represents the right to receive a Share on the Vesting Date.

(a)	Unless and until the RSUs vest according to the schedule set forth in Section 1, you have no right to receive Shares under the RSUs.

(b)
Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company with respect to any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you or your broker.

(c)	Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.
Payment After Satisfaction of Vesting Restrictions.  As soon as practicable after the Vesting Date, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested RSU.  The Company’s Payment obligation is subject to Section 8.

4.
Forfeiture upon Termination of Continuous Service.  If your Continuous Service terminates for any reason (other than due to a termination for Cause, any unvested RSUs awarded by this Award immediately will be forfeited without any payment to you.  This Award shall be canceled and become automatically null and void immediately thereafter, but only to the extent your RSUs have not vested, pursuant to Section 1 above, on or before the date your Continuous Service ends.  This Section 4 is subject to the terms of any employment agreement between you and the Company (and/or any Affiliate) in effect when your Continuous Service terminates.

5.
Payments after Death.  In the absence of a designated beneficiary, any distribution or delivery to be made to you under this Award Agreement, if you are then deceased, will be made to the administrator or executor of your estate, who must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.  RSUs not vested as of your death shall be forfeited at no cost to the Company.

6.
Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any Shares deliverable hereunder.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.  For the sake of clarity, the Designation of Beneficiary form does not apply to shares that actually are delivered or released to you.

7.
Grant is Not Transferable.  Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred (whether by operation of law or otherwise) without the prior written consent of the Committee, except to the limited extent provided in Sections 5 and 6.  Further, your rights under this Award Agreement will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

8.	Taxes.

(a)
Code Section 409A.  Notwithstanding anything to the contrary in this Award Agreement, if you are a “specified employee” (as determined in accordance with Code Section 409A and related Treasury guidance and regulations) and a payment under this Award Agreement would be subject to additional taxes and interest under Section 409A of the Code, then any such payment that you would otherwise be entitled to receive during the first six months following the date of your “separation from service” (as determined in accordance with Section 409A of the Code and related Treasury guidance and regulations) from the Company shall be accumulated and paid on the date that is six (6) months and one (1) day following the date of your separation from service, or if earlier, upon your death if such delay is required to avoid imposition of the additional taxes and interest.

(b)
Except to the extent otherwise specifically provided in an employment or consulting agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any applicable taxes that may arise pursuant to this Award (including taxes arising under Code Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes)), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.

(c)
Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to you, unless and until you have made satisfactory arrangements (as determined by the Company) with respect to the payment of income, employment and other taxes which the Company determines must be withheld or otherwise remitted to the government with respect to such Shares.

(d)
To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to you.

(e)
If you fail to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable RSUs otherwise are scheduled to vest pursuant to this Award Agreement, you will forfeit permanently such RSUs and any right to receive Shares thereunder, and the RSUs will be returned to the Company at no cost to the Company.

(f)	The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of this Award Agreement.

9.
No Effect on Employment.  By executing this Award Agreement, you acknowledge and agree that: (i) this Award Agreement does not modify your employment status with the Company and its Subsidiaries (e.g., this Award Agreement will not modify your at-will status which you hereby affirm); (ii) this Award Agreement does not modify the terms of your Employment Agreement in Exhibit A; (iii) nothing in this Award Agreement confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate or change the terms of your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

10.
Additional Conditions to Issuance of Stock.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to you (or your estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

11.
Investment Purposes.  By executing this Award Agreement, you represent and warrant to the Company that any Shares issued to you pursuant to your RSUs will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

12.
Securities Law Restrictions.  By executing this Award Agreement you acknowledge that you have received a copy of the Prospectus describing the Plan.  A copy of the Plan’s Prospectus is attached as Exhibit D. Regardless of whether the offering and sale of Shares under this Award have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

13.
Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

14.
Severability.  Every provision of this Award Agreement is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.1

15.
Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16.
Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to RSUs awarded under this Award or future RSUs that may be awarded under this Award or under the Plan by electronic means or request your consent to participate in the Plan by electronic means.  By signing this Award Agreement, you hereby consent to receive such documents by electronic delivery and agree to participate in this Award through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.	Notices.

(a)
Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by mail, addressed to you at the last address that the Company had for you on its records.  Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

(b)	Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at 4820 Eastgate Mall, San Diego, California 92121; Attn: Stock Administration.

(c)
Each party may, from time to time, specify a new address for delivery of notices relating to this Award Agreement by providing written notice to the other party hereto, delivered electronically, personally, or by mail.

18.
Binding Agreement.  Except as otherwise provided in this Award Agreement  and subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns.

19.
Entire Agreement.  This Award Agreement and your Employment Agreement constitute the entire understanding of the parties on the subjects covered.  You expressly warrant that you are not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.

20.
Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 18 of the terms of the Plan as incorporated herein.  Notwithstanding anything to the contrary in this Award Agreement, the Company reserves the right to revise this Award Agreement without your additional consent as it deems necessary or advisable, in its sole discretion, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award.

21.
Plan Administrator Authority.  The Plan Administrator shall have all authority, right and powers with respect to this award Agreement as the Plan Administrator  has with respect to te plan or any award granted thereunder. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to this Award.  The Plan Administrator has the power to interpret this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested).  No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Award Agreement.

22.
Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

GRANTEE:

Date:   _____________                                 Signature

____________________________________
                        Print Full Legal Name

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.:

Date:   _____________                                  _____________________________________
Eric M. DeMarco, President and Chief Executive Officer

1 Provided, however, that if you challenge the Company’s rights or discretionary determinations under the Termination, Rescission and Recapture provisions in Section 16 of the Plan under the 2011 Equity Incentive Plan, you will forfeit all Awards and repay to the Company the value of all Shares Plan previously deferred to you under the 2011 Equity Incentive Plan.

Exhibit A

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
2012 INDUCEMENT GRANT
_______________________________

Employment Agreement
______________________________

Exhibit B

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
2012 INDUCEMENT GRANT
_______________________________

Kratos Defense & Security Solutions, Inc.

2011 Equity Incentive Plan - Plan Document

(attached under this page)

______________________________

Exhibit C
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
2012 INDUCEMENT GRANT
________________________________

Designation of Death Beneficiary
_________________________________

In connection with the Awards designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:
Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award(s):

      any Award that I have received or ever receive under the Plan.

      the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand this designation entitles the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant
State of California County of ______________________ Place Notary Seal Above
Subscribed and sworn to (or affirmed) before me

on this ____day of ____________, 20___,   by
 Date                      Month                                Year

(1) _____________________________________
Name of Signer

proved to me on the basis of satisfactory evidence to be the person who appeared before me.

Signature _________________________________
Signature of Notary Public

Exhibit D

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
2012 INDUCEMENT GRANT
_______________________________

Kratos Defense & Security Solutions, Inc.

2011 Equity Incentive Plan - Plan Prospectus

(attached under this page)

______________________________

Exhibit 5.1
July 27, 2012

Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall
San Diego, CA  92121

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) to effect registration under the Securities Act of 1933, as amended (the “Securities Act”), of 2,900,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), including the preferred stock purchase rights associated with such Shares, consisting of (i) 2,000,000 Shares issuable upon the vesting of awards granted by the Company pursuant to Restricted Stock Unit Agreements, by and between the Company and each of Frank Cina, Nathan Emmett, Michel Fournier, Louis Grana, Jeffrey Herro, James Knight, Al Markowich, Victor McCarthy and Leonard Reynen (collectively, the “RSU Agreements”) and (ii) 900,000 Shares issuable pursuant to the Company’s Amended and Restated 1999 Employee Stock Purchase Plan (the “ESPP”).

As such counsel and for purposes of our opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

(i)           the Registration Statement;

(ii)           the Amended and Restated Certificate of Incorporation of the Company, certified as of May 8, 2012 by the Secretary of State of the State of Delaware;

(iii)           the Second Amended and Restated Bylaws of the Company;

(iv)           resolutions adopted by the Board of Directors of the Company (the “Board”) on April 11, 2012 and June 15, 2012 approving (a) an amendment to increase the aggregate number of shares that may be issued under the ESPP by 900,000 Shares, (b) the RSU Agreements and (c) the filing of the Registration Statement and the registration of the Shares;

(v)           the minutes of the 2012 annual meeting of the Company’s stockholders held on May 23, 2012, at which the Company’s stockholders approved an amendment to increase the aggregate number of shares that may be issued under the ESPP by 900,000 Shares;

(vi)           the RSU Agreements;

(vii)           the ESPP; and

(viii)           a certificate, dated as of July 26, 2012, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification:  (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties.  As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and sold as described in the Registration Statement and in accordance with the terms of the RSU Agreements or the ESPP, as applicable (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Shares.  This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis, legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 7, 2012 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 25, 2011 of Kratos Defense & Security Solutions, Inc., which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

San Diego, California
July 26, 2012

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 8, 2010, with respect to the consolidated balance sheet of Integral Systems, Inc. and subsidiaries as of September 24, 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended September 24, 2010 and the effectiveness of internal control over financial reporting as of September 24, 2010, incorporated herein by reference.

Our report dated December 8, 2010, on the effectiveness of internal control over financial reporting as of September 24, 2010, expresses our opinion that Integral Systems, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of September 24, 2010 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to a lack of sufficient qualified accounting resources has been identified and included in management’s assessment.

/s/ KPMG LLP

Baltimore, Maryland

July 27, 2012

Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Kratos Defense & Security Solutions, Inc. (Kratos) pertaining to Kratos’ Amended and Restated 1999 Employee Stock Purchase Plan and certain Restricted Stock Unit Agreements, of our report dated  December 9, 2009 with respect to the consolidated financial statements of Integral Systems, Inc. and subsidiaries as of September 25, 2009 and for the years ended September 25, 2009 and September 30, 2008, included in the October 11, 2011 Form 8-K/A of Kratos Defense & Security Solutions, Inc.

/s/ ERNST & YOUNG LLP

McLean, Virginia

July 26, 2012

Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Kratos Defense & Security Solutions, Inc. of our report dated March 19, 2012 with respect to the financial statements of Composite Engineering, Inc., as of December 31, 2011 and January 1, 2011 and for the years ended December 31, 2011, January 1, 2011 and December 26, 2009, included in the May 8, 2012 Form 8-K of Kratos Defense & Security Solutions, Inc.

 /s/ Moss Adams LLP

Sacramento, California

 July 24, 2012